UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 3, 2015 (August 2, 2015)

BARNES & NOBLE EDUCATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-37499	46-0599018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Mountain View Blvd, Basking Ridge, NJ	07920
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 991-2665

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On August 2, 2015, in connection with the previously announced spin-off (the “Spin-Off”) of Barnes & Noble Education, Inc. (the “Company”) from Barnes & Noble, Inc. (“Barnes & Noble”), the Company entered into several agreements with Barnes & Noble that set forth certain actions taken or to be taken in connection with the Spin-Off and that govern the relationship of the parties following the Spin-Off, including the following:

●	a Transition Services Agreement;

●	a Tax Matters Agreement;

●	an Employee Matters Agreement; and

●	a Trademark License Agreement

A description of the material terms and conditions of these agreements can be found in the section titled “Certain Relationships and Related Party Transactions” of the Prospectus dated July 15, 2015 and filed with the Securities and Exchange Commission (the “SEC”) on that date pursuant to Rule 424(b), which is incorporated herein by reference. The descriptions of the Transition Services Agreement, Tax Matters Agreement, Employee Matters Agreement and Trademark License Agreement are qualified in their entirety by reference to the full text of the Transition Services Agreement, Tax Matters Agreement, Employee Matters Agreement and Trademark License Agreement, which are attached as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Credit Facility

On August 3, 2015, the Company and certain of its subsidiaries from time to time party thereto entered into a credit agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent, collateral agent and swing line lender, and other lenders from time to time party thereto, under which the lenders committed to provide a five-year asset-backed revolving credit facility in an aggregate committed principal amount of $400 million (the “Credit Facility”). Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Wells Fargo Bank, N.A. and SunTrust Robinson Humphrey, Inc. are the joint lead arrangers for the Credit Facility.

The Company and certain of its subsidiaries will be permitted to borrow under the Credit Facility. The Credit Facility is secured by substantially all of the inventory, accounts receivable and related assets of the borrowers under the Credit Facility (collectively, the “Loan Parties”), but excluding the equity interests in the Company and its subsidiaries, intellectual property, equipment and certain other property.  The Company has the option to request an increase in commitments under the Credit Facility of up to $100 million, subject to certain restrictions.

Interest under the Credit Facility accrues, at the election of the Company, at a LIBOR or alternate base rate, plus, in each case, an applicable interest rate margin, which is determined by reference to the level of excess availability under the Credit Facility. Loans will initially bear interest at LIBOR plus 2.000% per annum, in the case of LIBOR borrowings, or at the alternate base rate plus 1.000% per annum, in the alternative, and thereafter the interest rate will fluctuate between LIBOR plus 2.000% per annum and LIBOR plus 1.750% per annum (or between the alternate base rate plus 1.000% per annum and the alternate base rate plus 0.750% per annum), based upon the excess availability under the Credit Facility at such time.

The Credit Agreement contains customary negative covenants, which limit the Company’s ability to incur additional indebtedness, create liens, make investments, make restricted payments or specified payments and merge or acquire assets, among other things.  In addition, if excess availability under the Credit Facility were to fall below certain specified levels, certain additional covenants (including fixed charge coverage ratio requirements) would be triggered, and the lenders will assume dominion and control over the Loan Parties’ cash.

The Credit Agreement contains customary events of default, including payment defaults, material breaches of representations and warranties, covenant defaults, default on other material indebtedness, customary ERISA events of default, bankruptcy and insolvency, material judgments, invalidity of liens on collateral, change of control or cessation of business.  The Credit Agreement also contains customary affirmative covenants and representations and warranties.

The foregoing description of the Credit Facility does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached as Exhibit 10.5 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 1.02	Termination of a Material Definitive Agreement

In connection with the entry into the Credit Facility described under Item 1.01 of this Current Report on Form 8-K, the prior credit facility of Barnes & Noble, as lead borrower, and the Company and certain other subsidiaries of Barnes & Noble as borrowers and guarantors, with Bank of America, N.A. as administrative agent, and the other lenders party thereto, was terminated effective as of August 3, 2015, and all amounts outstanding under the prior credit facility were repaid.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The information set forth under Item 1.02 of this Current Report on Form 8-K with respect to the prepayment of the prior credit facility of Barnes & Noble, as lead borrower, and the Company and certain other subsidiaries of Barnes & Noble, as borrowers and guarantors, is incorporated into this Item 2.04 by reference.

Item 3.03	Material Modification to Rights of Security Holders

The information set forth under Item 5.03 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Certain Directors; Election of Directors

On August 1, 2015, in anticipation of the Spin-Off, Allen W. Lindstrom and Bradley A. Feuer each tendered his resignation as a member of the board of directors of the Company (the “Board”), effective concurrently with the consummation of the Spin-Off at 12:01 a.m. New York City Time (the “Effective Time”) on August 2, 2015.

On August 1, 2015, Barnes & Noble Booksellers, Inc. (“Booksellers”), the sole stockholder of the Company, elected Daniel A. DeMatteo, Jerry Sue Thornton, David G. Golden and Max J. Roberts to serve as directors of the Company, effective at the Effective Time.  Michael P. Huseby was previously elected to serve as a director of the Company and, on July 22, 2015, Booksellers elected David A. Wilson and John R. Ryan to serve as directors of the Company, effective as of July 22, 2015. Mr. Huseby and Dr. Wilson will serve as Class I directors, whose terms expire at the 2016 annual meeting of stockholders. Mr. Golden, Mr. Roberts and Dr. Thornton will serve as Class II directors, whose terms expire at the 2017 annual meeting of stockholders. Mr. DeMatteo and Vice Admiral Ryan will serve as Class III directors, whose terms expire at the 2018 annual meeting of stockholders.

Mr. Huseby will serve as Executive Chairman of the Board. Dr. Wilson, Mr. DeMatteo and Mr. Golden will serve as members of the Audit Committee of the Board. Mr. Golden, Mr. DeMatteo, Vice Admiral Ryan and Dr. Thornton will serve as members of the Compensation Committee of the Board. Vice Admiral Ryan, Dr. Thornton, and Dr. Wilson will serve as members of the Corporate Governance and Nominating Committee of the Board.

In connection with the Spin-Off, Mr. Huseby, Mr. Golden, Dr. Wilson and Vice Admiral Ryan each tendered his resignation as a member of the board of directors of Barnes & Noble, effective at the Effective Time.

A summary of the qualifications and experience of the members of the Board listed above can be found in the section titled “Management” of the Prospectus dated July 15, 2015 and filed with the SEC on that date pursuant to Rule 424(b), which is incorporated herein by reference.

Appointment of Certain Officers

Each of the individuals listed as executive officers following the Spin-Off in the Prospectus dated July 15, 2015 and file with the SEC on that date pursuant to Rule 424(b) was appointed to his or her respective position, effective as of the Effective Time.

In addition, Seema Paul has been appointed as the Chief Accounting Officer of the Company. Ms. Paul is a Certified Public Accountant and a financial executive. Ms. Paul’s experience includes working as the Corporate Controller for Covanta Holding Corporation, as well as other senior financial positions at Sybase, Inc. and Liberty Mutual Insurance Co. She earned a Master’s degree in Accounting Information Systems and two Bachelor’s degrees in Accounting and Finance from the University of Maryland.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 1, 2015, the Amended and Restated Certificate of Incorporation (the “Restated Certificate”) of the Company and the Amended and Restated By-laws of the Company (the “Restated By-laws”) became effective. The Restated Certificate and the Restated By-laws were approved by the Board on July 22, 2015 and the Restated Certificate was approved by Booksellers, in its capacity as sole stockholder of the Company, on July 31, 2015.

A summary of the material provisions of the Restated Certificate and Restated By-laws can be found in the section titled “Description of Our Capital Stock” of the Prospectus dated July 15, 2015 and filed with the SEC on that date pursuant to Rule 424(b), which is incorporated herein by reference. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Restated Certificate and Restated By-laws, attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated into this Item 5.03 by reference.

Item 8.01	Other Events

On August 2, 2015, the Spin-Off was completed. A copy of the press release announcing the completion of the Spin-Off is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)            The following exhibits are filed as a part of this Report.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Barnes & Noble Education, Inc.
3.2	Amended and Restated By-Laws of Barnes & Noble Education, Inc.
10.1	Transition Services Agreement, dated as of August 2, 2015, between Barnes & Noble Education, Inc. and Barnes & Noble, Inc.
10.2	Tax Matters Agreement, dated as of August 2, 2015, between Barnes & Noble Education, Inc. and Barnes & Noble, Inc.
10.3	Employee Matters Agreement, dated as of August 2, 2015, between Barnes & Noble Education, Inc. and Barnes & Noble, Inc.
10.4	Trademark License Agreement, dated as of August 2, 2015, between Barnes & Noble Education, Inc. and Barnes & Noble, Inc.
10.5
Credit Agreement, dated as of August 3, 2015, by and among Barnes & Noble Education, Inc., as borrower, the lenders party thereto, Bank of America, N.A., as administrative agent, and the other agents party thereto.*

99.1	Press Release, issued August 3, 2015.

* Pursuant to a request for confidential treatment, portions of this Exhibit have been redacted from the publicly filed document and have been furnished separately to the Securities and Exchange Commission as required by Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARNES & NOBLE EDUCATION, INC.,

Date: August 3, 2015	By:	/s/ Sheedeh Moayery
Name: Sheedeh Moayery
Title: Interim Corporate Secretary

BARNES & NOBLE EDUCATION, INC.

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Barnes & Noble Education, Inc.
3.2	Amended and Restated By-Laws of Barnes & Noble Education, Inc.
10.1	Transition Services Agreement, dated as of August 2, 2015, between Barnes & Noble Education, Inc. and Barnes & Noble, Inc.
10.2	Tax Matters Agreement, dated as of August 2, 2015, between Barnes & Noble Education, Inc. and Barnes & Noble, Inc.
10.3	Employee Matters Agreement, dated as of August 2, 2015, between Barnes & Noble Education, Inc. and Barnes & Noble, Inc.
10.4	Trademark License Agreement, dated as of August 2, 2015, between Barnes & Noble Education, Inc. and Barnes & Noble, Inc.
10.5
Credit Agreement, dated as of August 3, 2015, by and among Barnes & Noble Education, Inc., as borrower, the lenders party thereto, Bank of America, N.A., as administrative agent, and the other agents party thereto.*

99.1	Press Release, issued August 3, 2015.

* Pursuant to a request for confidential treatment, portions of this Exhibit have been redacted from the publicly filed document and have been furnished separately to the Securities and Exchange Commission as required by Rule 24b-2 under the Securities Exchange Act of 1934, as amended.